August 30, 2012

Net Element, Inc.

1450 South Miami Avenue,

Miami, Florida 33130

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Net Element, Inc., a Delaware corporation (the “Company”), in connection with (i) the proposed Merger, as defined in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 12, 2012, by and among Cazador Acquisition Corporation Ltd. a Cayman Islands limited corporation (“Cazador Cayman”), which shall be converted to a Delaware corporation prior to the Closing (such successor Delaware corporation, “Cazador Delaware”), and the Company and (ii) the preparation and filing of the registration statement on Form S-4, and any amendments thereto, filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being delivered in accordance with the requirements of Item 601(b)(8) of the Regulation S-K under the Securities Act. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

In rendering this opinion set forth below, we have examined and relied upon the accuracy and completeness (which we have neither investigated nor verified) of the facts, information, statements, representations, warranties and covenants contained in the originals or copies, certified or otherwise, identified to our satisfaction, of the Merger Agreement, including the exhibits thereto, the registration statement on Form S-4 (the “Registration Statement”), each as amended or supplemented through the date hereof, and such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion set forth below, including, but not limited to, certain representation letters received by us from each of Cazador Cayman and the Company dated the date hereof and referring to this opinion letter (collectively, the “Tax Certificates").

In rendering this opinion, we have assumed with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) that all covenants and other undertakings by all parties to the Merger Agreement, including the exhibits thereto, will be performed in accordance with their terms, (iv) that the transactions contemplated by the Merger Agreement, including the exhibits thereto, will be consummated in accordance with the terms thereof, (v) that none of the material terms and conditions of the Merger Agreement, including the exhibits thereto, has been or will be waived or modified, (vi) the valid existence and good standing of all parties to the Merger Agreement, including the exhibits thereto, (vii) that the Merger will qualify as a statutory merger under the applicable laws of the State of Delaware, and (viii) that there are no documents or understandings between the parties that would alter or are inconsistent with the terms set forth in the Merger Agreement, including the exhibits thereto.

Net Element, Inc.

August 30, 2012

We have examined and relied as to factual matters upon, and have assumed the accuracy of, the representations and warranties contained in the Merger Agreement, the statements made in the Registration Statement and the statements made in the certificates of officers and representatives of Cazador Cayman and the Company delivered to us. Without limiting the foregoing, we have assumed with your permission, without independent investigation or inquiry, that the factual representations made by Cazador Cayman and by Company in the Tax Certificates were accurate and complete in all respects as of the time given and will continue to be accurate and complete in all respects as of the effective time of the Merger (as if made at the effective time of the Merger).

In rendering our opinion, we have also considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof. The statutory provisions, regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively. We assume no obligation to update or supplement this opinion to reflect changes in such legal authorities.

Based on the foregoing, the discussion set forth in the Registration Statement under the heading "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES - Material U.S. Federal Income Tax Consequences of the Merger" constitutes our opinion to the extent it states a legal conclusion relating to matters of U.S. federal income tax law, subject to the qualifications, assumptions and limitations set forth in the Registration Statement.

This opinion is limited to the U.S. federal tax issues specifically addressed herein, and no other opinion is implied or inferred. Other than as expressly stated above, we express no opinion regarding the tax treatment of the Merger under the laws of any state or local government within the United States or under the laws of any foreign country. Additionally, we express no opinion regarding any other tax consequences of the Merger, or on any issue relating to the Company, Cazador Cayman, Cazador Delaware, or, in each case, to any investment therein or under any other law.

This opinion is rendered only as of the date hereof and could be affected by changes in facts, circumstances, law or the Merger Agreement, including the exhibits thereto, or other events or developments that hereafter may occur or be brought to our attention. We assume no responsibility to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law of in any fact, information, document, corporate record, covenant, warranty, statement, representation or assumption stated herein which becomes untrue, incomplete or incorrect. Any such change may affect the conclusions stated herein.

This opinion letter is rendered in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

Net Element, Inc.

August 30, 2012

We hereby consent to the reference to this opinion letter in the Registration Statement, to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Bilzin Sumberg Baena Price & Axelrod LLP